Providence Service Corporation Reports Third Quarter 2018 Results

Highlights for the Third Quarter of 2018:

•	Revenue from continuing operations of $421.3 million, a 2.9% increase from the third quarter of 2017

•	LogistiCare revenues increased by 5.8%

•	Income from continuing operations, net of tax, of $6.8 million, or $0.37 per diluted common share,

•	Adjusted Net Income of $10.5 million, a 68.8% increase from the third quarter of 2017; Adjusted EPS of $0.63, a 90.9% increase from the third quarter of 2017

•	Adjusted EBITDA of $20.6 million a 31.5% increase from the third quarter of 2017

•	LogistiCare completed its acquisition of Circulation

•	Signed a share purchase agreement to sell substantially all of the WD Services segment with the exception of our operations in Saudi Arabia

STAMFORD, CT – November 7, 2018 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and nine months ended September 30, 2018.

“This was an extremely positive quarter, both from the perspective of significantly improved earnings and on the strategy front. First on earnings, we delivered an Adjusted EPS growth of 91% compared to the same quarter of last year and year to date we are 41% ahead. On the strategic side, we have accomplished a significant amount, having very recently signed an agreement to sell our WD Services segment with the exception of our operations in Saudi Arabia as well as completing the acquisition of Circulation, which presents us with a unique opportunity to accelerate the deployment of industry leading technology across our business, driving margin improvement." stated Carter Pate, Interim Chief Executive Officer. He continued, "Our NET Services segment delivered headline revenue growth of almost 6%, including the new West Virginia contract where we got off to a great start, and margins that were much more in line with our normal expectations. During the quarter we focused on identifying the root causes of the increased transportation costs we saw last quarter and the next step will be to seek to realign rates with those costs which may take a number of quarters to fully recoup, while continuing our ongoing efforts to drive down overall transportation cost."

Third Quarter 2018 Results

For the third quarter of 2018, the Company reported revenue of $421.3 million, an increase of 2.9% from $409.5 million in the third quarter of 2017. The new revenue standard that the company adopted in the first quarter of 2018 resulted in a negative impact to revenue of $1.6 million in the third quarter of 2018 versus the prior standard.

Income from continuing operations, net of tax, in the third quarter of 2018 was $6.8 million, or $0.37 per diluted common share, compared to income from continuing operations net of tax of $15.0 million, or $0.88 per diluted common share, in the third quarter of 2017. Income from continuing operations, net of tax, in the third quarter of 2018 includes a gain related to the step acquisition of Circulation, Inc. ("Circulation") of $6.6 million and the third quarter of 2017 included a gain on the sale of Mission Providence of $12.6 million. Income from continuing operations, net of tax, in the third quarters of 2018 and 2017 include restructuring and related charges of $3.0 million and $2.7 million, respectively. Income from continuing operations, net of tax, in the third quarter of 2018 also includes $1.7 million of transaction costs primarily related to the acquisition of Circulation. Adjusted Net Income in the third quarter of 2018 was $10.5 million, or $0.63 per diluted common share, compared to $6.2 million, or $0.33 per diluted common share, in the third quarter of 2017.

Segment-level Adjusted EBITDA was $24.6 million in the third quarter of 2018, compared to $24.3 million in the third quarter of 2017. Adjusted EBITDA was $20.6 million in the third quarter of 2018, compared to $15.7 million in the third quarter of 2017.

In the three months ended September 30, 2018 the new revenue recognition standard resulted in a positive impact to operating income and Adjusted EBITDA of $0.4 million versus the prior standard.

Acquisition of Circulation, Inc.

On September 21, LogistiCare Solutions, LLC ("LogistiCare") completed the acquisition of Circulation. Circulation offers a full suite of logistics solutions to manage non-emergency transportation across all areas of healthcare, powered by its HIPAA-compliant digital platform. Circulation enables administration of transportation benefits, proactively monitors for fraud waste and abuse, and integrates all transportation capabilities (e.g. outsourced transportation, owned fleets, and other medical logistics services), while placing a new focus on patient convenience and satisfaction. By applying Circulation's technology to LogistiCare's existing operations, the transaction is targeting run-rate synergies of over $25 million within the first 24 months. Providence had previously invested $3.0 million, which was accounted for as a cost method investment. Upon acquisition of the remainder of the shares in Circulation, the initial investment was revalued, resulting in a non-cash gain to Providence of $6.6 million.

Organizational Consolidation

On August 24, Kevin Dotts was hired to serve as CFO of Providence and LogistiCare. This was an important step in our transition plans which continued to be executed in line with our expectations during the third quarter. We continue to anticipate achieving $10 million of annualized cost reduction, upon completion of the consolidation in the second quarter of 2019.

Agreement to sell WD Services

On November 7, Providence entered into a share purchase agreement to sell substantially all of our WD Services segment to Advanced Personnel Management Global Pty Ltd with the exception of our operations in Saudi Arabia, for which it is pursuing alternative strategies which are expected to result in no longer providing services in the country beyond the end of the year. The transaction is expected to close by the end of 2018.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of certain direct expenses incurred by Corporate and Other on behalf of the segment. No direct cash expenses were incurred by Corporate on behalf of the Matrix Investment segment. The activities reflected in Corporate and Other include executive, accounting, finance, internal audit, tax, legal, public reporting, certain strategic and corporate development functions and the results of the Company’s captive insurance company.

NET Services

NET Services revenue was $343.8 million for the third quarter of 2018, an increase of 5.8% from $324.8 million in the third quarter of 2017. Operating income was $14.6 million, or 4.3% of revenue, in the third quarter of 2018, compared to $14.2 million, or 4.4% of revenue, in the third quarter of 2017. Included in NET Services operating income in the third quarters of 2018 and 2017 were $1.1 million and $2.2 million, respectively, of restructuring and related charges and in the third quarter of 2018, transaction charges related to the Circulation acquisition of $1.6 million. NET Services Adjusted EBITDA was $20.9 million, or 6.1% of revenue, in the third quarter of 2018, compared to $19.7 million, or 6.1% of revenue, in the third quarter of 2017. Third quarter 2018 revenue includes a negative impact of $3.8 million from the adoption of the new revenue recognition standard, as the accounting for one contract changed from a gross basis to net basis. This change had no impact on operating income or Adjusted EBITDA.

The quarter-over-quarter increase in NET Services revenue was primarily due to the impact of new contracts, including managed care organization (“MCO”) contracts in Indiana and Illinois and new state contracts in West Virginia and for additional regions in Texas, together with net increased revenue from existing contracts due to the net impact of membership and rate changes. These increases were partially offset by the impact of contracts we no longer serve, including a state contract in Connecticut and certain MCO contracts in Florida and Louisiana. Adjusted EBITDA margin in the third quarter of 2018 was in line with the prior year despite the comparative quarter benefiting from rate adjustments and the release of a hold back upon the renewal of one of our major contracts. We did benefit from year over year rate increases that were secured at the end of 2017 in several markets, including California and Florida, as rates were aligned to the higher costs experienced throughout 2017. While headwinds from higher utilization and the mode of transportation continue in certain markets, we were able to offset this impact, resulting in margins which were closer in line with expectations.

WD Services

WD Services revenue was $77.5 million for the third quarter of 2018, a decrease of 8.4% from $84.7 million in the third quarter of 2017. Excluding the impact of currency exchange rates, revenue declined 7.9% with the most significant component of this decline related to the sale of Ingeus France. Operating loss was $1.6 million in the third quarter of 2018 compared to income of $1.0 million in the third quarter of 2017. Included within WD Services operating loss in the third quarter of 2018 were $1.8 million related to the settlement of certain receivables which were significantly aged due to issues with the implementation of a new payment system by the Saudi Arabian authorities in 2017, which resulted in a protracted process for collection. The Company agreed to a payment discount, in order to collect the receivable. In addition, Q3 2018 includes an indirect tax in Korea related to prior periods and a loss related to the sale of Ingeus France. The third quarters of 2018 and 2017 also included restructuring and related costs of a minimal amount and $0.5 million, respectively. WD Services Adjusted EBITDA was $3.7 million, or 4.8% of revenue, in the third quarter of 2018 compared to Adjusted EBITDA of $4.6 million, or 5.5% of revenue, in the third quarter of 2017. Third quarter 2018 reflects a $2.1 million positive impact on revenue and a $0.4 million positive impact on operating income and Adjusted EBITDA as a result of the adoption of the new revenue recognition standard.

The decrease in revenue was primarily attributable to the sale of Ingeus France, the ongoing wind-down of the segment’s legacy UK employability program, and a decrease in revenue from our Saudi Arabia operations partially due to the deferral of revenue for the August and September 2018 contract period due to delays in executing this contract, and a reduction in revenue related to the offender rehabilitation program. These decreases were partially offset by increased revenue under the segment's health program, as well as a favorable impact of the adoption of the new revenue standard primarily related to the timing of revenue recognition under the segment's seasonal youth services program. WD Services third quarter 2018 Adjusted EBITDA declined compared to the same period last year primarily due to the wind down of the UK employability program and the contract delays in Saudi Arabia offset by the ongoing growth of the UK's health programs, the timing of the Youth services program and the savings related to our Ingeus Futures and RRP Delivery First programs.

Corporate and Other

Corporate and Other incurred a $6.2 million operating loss in the third quarter of 2018 compared to an operating loss of $8.8 million in the third quarter of 2017. Included within Corporate and Other operating loss in the third quarter of 2018 were restructuring and related costs of $1.9 million, excluding accelerated depreciation, related to the consolidation of the holding company structure into LogistiCare. Corporate and Other Adjusted EBITDA was negative $4.0 million in the third quarter of 2018 compared to negative $8.6 million in the third quarter of 2017.

The decrease in Corporate and Other's Adjusted EBITDA loss was primarily due to a decrease in cash settled stock-based compensation expense of $2.6 million as a result of a reduction in the Company’s stock price in the third quarter of 2018 compared to an increase in the third quarter of 2017, together with a reduction in legal and consulting costs.

Matrix Investment (Equity Investment)

For the third quarter of 2018, Providence recorded a loss in equity earnings of $1.6 million related to its Matrix Investment compared to break-even for the third quarter of 2017.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the third quarter of 2018, Matrix’s revenue was $70.5 million, an increase of 20.3% from $58.6 million in the third quarter of 2017. Matrix’s operating income was $1.5 million, for the third quarter of 2018, compared to $3.2 million, for the third quarter of 2017. Included within Matrix’s operating income in the third quarter of 2018 were $0.6 million of management fees paid to Matrix shareholders, integration costs of $1.9 million and transaction costs of $0.1 million related to the February 2018 acquisition of HealthFair. Included within Matrix's operating income in the third quarter of 2017 were $0.6 million of management fees paid to Matrix shareholders.

Matrix's net loss was $4.4 million for the third quarter of 2018, compared to a net loss of $0.5 million for the third quarter of 2017. Matrix’s Adjusted EBITDA was $13.7 million, or 19.4% of revenue, for the third quarter of 2018, compared to $12.2 million, or 20.8% of revenue, in the third quarter of 2017.

The year-over-year revenue growth for the third quarter of 2018 was related to the continued growth in volumes in Matrix's core in-home assessment business this year and the addition of revenue from mobile visits due to the acquisition of HealthFair in the first quarter of 2018. The volume of mobile visits continue to run below initial expectations due to the slower ramp up of contracts but progress has been made in the quarter in terms of resolving root causes related to the delayed membership. Adjusted EBITDA increased year over year but the decline in Adjusted EBITDA margin was primarily due to the lower than anticipated mobile visit volume.

As of September 30, 2018, Matrix had cash of $24.3 million and $329.2 million of term loan debt outstanding under its credit facility, which was entered into in February 2018 in conjunction with the HealthFair acquisition. As of September 30, 2018, Providence's ownership interest in Matrix was 43.6%.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, November 8, 2018 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com.). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 6581709

Replay (available until November 15, 2018):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 6581709

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation owns subsidiaries and investments primarily engaged in the provision of healthcare services in the United States and workforce development services internationally. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA, Adjusted EBITDA and Segment-level Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (5) gain or loss on sale of equity investments, (6) management fees, (7) certain transaction and related costs and (8) impairments. Segment-level Adjusted EBITDA is calculated as Adjusted EBITDA for the company excluding the Adjusted EBITDA associated with corporate and holding company costs reported as our Corporate and Other Segment. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (5) intangible amortization expense, (6) gain or loss on sale of equity investments, (7) the non-recurring impact of the Tax Cuts and Jobs Act, (8) excess tax charges associated with long term incentive plans, (9) the impact of adjustments on noncontrolling interests, (10) transaction and related costs, (11) the income tax impact of such adjustments and (12) impairments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Laurence Orton – Interim CAO & SVP Finance
(203) 307-2800

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Income
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Service revenue, net	$421,319	$409,517	$1,239,159	$1,216,994

Operating expenses:
Service expense	391,608	378,032	1,147,914	1,124,478
General and administrative expense	16,203	18,629	53,894	53,705
Asset impairment charge	—	—	9,881	—
Depreciation and amortization	6,641	6,547	20,317	19,716
Total operating expenses	414,452	403,208	1,232,006	1,197,899
Operating income	6,867	6,309	7,153	19,095

Other expenses:
Interest expense, net	347	302	918	983
Other loss	669	—	669	—
Equity in net (gain) loss of investees	1,558	460	4,026	991
(Gain) loss on sale of equity investment	—	(12,606)	—	(12,606)
(Gain) on remeasurement of cost method investment	(6,577)	—	(6,577)	—
Loss (gain) on foreign currency transactions	(178)	200	(807)	600
Income (loss) from continuing operations before income taxes	11,048	17,953	8,924	29,127
Provision for income taxes	4,259	2,989	7,755	8,391
Income from continuing operations, net of tax	6,789	14,964	1,169	20,736
Discontinued operations, net of tax	542	(16)	485	(6,000)
Net income	7,331	14,948	1,654	14,736
Net loss (income) attributable to noncontrolling interests	(177)	(95)	(285)	(295)
Net income attributable to Providence	$7,154	$14,853	$1,369	$14,441

Net income (loss) available to common
stockholders	$5,298	$11,962	$(1,939)	$8,927

Basic earnings (loss) per common share:
Continuing operations	$0.37	$0.88	$(0.19)	$1.10
Discontinued operations	0.04	—	0.04	(0.44)
Basic earnings (loss) per common share	$0.41	$0.88	$(0.15)	$0.66

Diluted earnings (loss) per common share:
Continuing operations	$0.37	$0.88	$(0.19)	$1.09
Discontinued operations	0.04	—	0.04	(0.44)
Diluted earnings (loss) per common share	$0.41	$0.88	$(0.15)	$0.65

Weighted-average number of common
shares outstanding:
Basic	12,865,777	13,581,662	12,992,403	13,612,764
Diluted	12,927,122	13,655,554	12,992,403	13,676,468

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Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,492	$95,310
Accounts receivable, net of allowance	181,155	158,926
Other current assets (1)	32,441	42,093
Total current assets	261,088	296,329
Property and equipment, net	47,027	50,377
Goodwill and intangible assets, net	213,088	165,607
Equity investments	164,097	169,912
Other long-term assets (2)	18,659	21,865
Total assets	$703,959	$704,090

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of debt	$37,149	$2,400
Other current liabilities (3)	226,820	224,530
Total current liabilities	263,969	226,930
Long-term obligations, less current portion	430	584
Other long-term liabilities (4)	62,325	63,013
Total liabilities	326,724	290,527

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,404	77,546
Stockholders' equity	299,831	336,017
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$703,959	$704,090

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.
(2) Comprised of restricted cash, less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Nine months ended September 30,
	2018	2017
Operating activities
Net income	$1,654	$14,736
Depreciation and amortization	20,317	19,716
Stock-based compensation	6,209	4,586
Asset impairment charge	9,881	—
Equity in net (gain) loss of investees	4,026	991
Gain on sale of equity investment	—	(12,606)
Gain on remeasurement of cost method investment	(6,577)	—
Other non-cash items	1,306	(4,734)
Changes in working capital	(14,346)	14,240
Net cash provided by operating activities	22,470	36,929
Investing activities
Purchase of property and equipment	(13,194)	(15,293)
Acquisitions, net of cash acquired	(42,067)	—
Dispositions, net of cash sold	(5,862)	—
Proceeds from note receivable	3,130	—
Loan to joint venture	—	10
Proceeds from sale of equity investment	—	15,823
Other investing activities	—	(2,700)
Net cash used in investing activities	(57,993)	(2,160)
Financing activities
Preferred stock dividends	(3,302)	(3,305)
Repurchase of common stock, for treasury	(56,009)	(18,763)
Net proceeds of debt	36,000	—
Other financing activities	9,455	(279)
Net cash used in financing activities	(13,856)	(22,347)
Effect of exchange rate changes on cash	21	464
Net change in cash and cash equivalents	(49,358)	12,886
Cash, cash equivalents and restricted cash at beginning of period	101,606	86,392
Cash, cash equivalents and restricted cash at end of period (2)	$52,248	$99,278
(1) Includes both continuing and discontinued operations.
(2) Includes restricted cash of $4,756 at September 30, 2018 and restricted cash of $7,100 at September 30, 2017.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2018
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$343,771	$77,548	$421,319	$—	$—	$421,319

Operating expenses:
Service expense	320,697	70,911	391,608	—	—	391,608
General and administrative expense	4,900	5,348	10,248	—	5,955	16,203
Asset impairment charge	—	—	—	—	—	—
Depreciation and amortization	3,543	2,861	6,404	—	237	6,641
Total operating expenses	329,140	79,120	408,260	—	6,192	414,452

Operating income (loss)	14,631	(1,572)	13,059	—	(6,192)	6,867

Other expenses:
Interest expense, net	(4)	564	560	—	(213)	347
Other loss	—	669	669	—	—	669
Equity in net (gain) loss of investees	—	(29)	(29)	1,587	—	1,558
Gain on remeasurement of cost method
investment	—	—	—	—	(6,577)	(6,577)
Loss (gain) on foreign currency
transactions	—	(178)	(178)	—	—	(178)
Income (loss) from continuing
operations, before income tax	14,635	(2,598)	12,037	(1,587)	598	11,048
Provision (benefit) for income taxes	3,729	511	4,240	(245)	264	4,259
Income (loss) from continuing operations, net of taxes	10,906	(3,109)	7,797	(1,342)	334	6,789

Interest expense, net	(4)	564	560	—	(213)	347
Provision (benefit) for income taxes	3,729	511	4,240	(245)	264	4,259
Depreciation and amortization	3,543	2,861	6,404	—	237	6,641

EBITDA	18,174	827	19,001	(1,587)	622	18,036

Asset impairment charge	—	—	—	—	—	—
Restructuring and related charges (1)	1,091	20	1,111	—	1,937	3,048
Transaction costs (2)	1,597	—	1,597	—	75	1,672
Equity in net (gain) loss of investees	—	(29)	(29)	1,587	—	1,558
Loss on sale of equity investment	—	—	—	—	—	—
Loss on sale of business	—	669	669	—	—	669
Gain on remeasurement of cost method
investment	—	—	—	—	(6,577)	(6,577)
Loss (gain) on foreign currency transactions	—	(178)	(178)	—	—	(178)
Litigation income (3)	—	—	—	—	(17)	(17)
Other (4)	—	2,438	2,438	—	—	2,438

Adjusted EBITDA	$20,862	$3,747	$24,609	$—	$(3,960)	$20,649
(1) Restructuring and related charges include redundancy program benefit of $37 and property related costs of $57 for WD Services, value enhancement initiative implementation costs of $1,091 for NET Services and organizational consolidation costs of $1,937 within Corporate and Other.
(2) Transaction costs related to the acquisition of Circulation by NET Services and the agreement to sell Ingeus' French operations.
(3) Resolution of accruals related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's quarterly report on Form 10-Q.
(4) During Q3 2018, WD Services reached an agreement with the Saudi Arabian authorities to settle certain outstanding receivables arising prior to a change in the Saudi government's billing system, at a discount, recording a write-down of $1,804. $749 related to a prior period tax assessment in Korea.
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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$324,824	$84,693	$409,517	$—	$—	$409,517

Operating expenses:
Service expense	304,454	73,581	378,035	—	(3)	378,032
General and administrative expense	2,899	6,980	9,879	—	8,750	18,629
Depreciation and amortization	3,286	3,166	6,452	—	95	6,547
Total operating expenses	310,639	83,727	394,366	—	8,842	403,208

Operating income (loss)	14,185	966	15,151	—	(8,842)	6,309

Other expenses:
Interest expense, net	18	355	373	—	(71)	302
Equity in net (gain) loss of investees	—	459	459	1	—	460
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Loss (gain) on foreign currency
transactions	—	200	200	—	—	200
Income (loss) from continuing
operations, before income tax	14,167	12,558	26,725	(1)	(8,771)	17,953
Provision (benefit) for income taxes	5,507	(17)	5,490	(1)	(2,500)	2,989
Income (loss) from continuing operations, net of taxes	8,660	12,575	21,235	—	(6,271)	14,964

Interest expense, net	18	355	373	—	(71)	302
Provision (benefit) for income taxes	5,507	(17)	5,490	(1)	(2,500)	2,989
Depreciation and amortization	3,286	3,166	6,452	—	95	6,547

EBITDA	17,471	16,079	33,550	(1)	(8,747)	24,802

Restructuring and related charges (1)	2,205	501	2,706	—	—	2,706
Transaction costs	—	—	—	—	120	120
Equity in net (gain) loss of investees	—	459	459	1	—	460
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Loss (gain) on foreign currency transactions	—	200	200	—	—	200
Litigation expense (2)	—	—	—	—	18	18

Adjusted EBITDA	$19,676	$4,633	$24,309	$—	$(8,609)	$15,700

(1) Restructuring and related charges include redundancy program costs of $258 and value enhancement implementation costs of $243 within WD Services and $3 of former CEO departure costs and value enhancement implementation initiative costs of $2,202 for NET Services.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's quarterly report on Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2018
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$1,024,203	$214,956	$1,239,159	$—	$—	$1,239,159

Operating expenses:
Service expense	955,796	192,390	1,148,186	—	(272)	1,147,914
General and administrative expense	10,940	20,151	31,091	—	22,803	53,894
Asset impairment charge	679	9,202	9,881	—	—	9,881
Depreciation and amortization	10,548	9,210	19,758	—	559	20,317
Total operating expenses	977,963	230,953	1,208,916	—	23,090	1,232,006

Operating income (loss)	46,240	(15,997)	30,243	—	(23,090)	7,153

Other expenses:			—
Interest expense, net	28	1,355	1,383	—	(465)	918
Other loss	—	669	669	—	—	669
Equity in net (gain) loss of investees	—	(80)	(80)	4,106	—	4,026
Gain on remeasurement of cost method
investment	—	—	—	—	(6,577)	(6,577)
Loss (gain) on foreign currency
transactions	—	(807)	(807)	—	—	(807)
Income (loss) from continuing operations,
before income tax	46,212	(17,134)	29,078	(4,106)	(16,048)	8,924
Provision (benefit) for income taxes	11,851	947	12,798	(784)	(4,259)	7,755
Income (loss) from continuing operations, net of taxes	34,361	(18,081)	16,280	(3,322)	(11,789)	1,169

Interest expense, net	28	1,355	1,383	—	(465)	918
Provision (benefit) for income taxes	11,851	947	12,798	(784)	(4,259)	7,755
Depreciation and amortization	10,548	9,210	19,758	—	559	20,317

EBITDA	56,788	(6,569)	50,219	(4,106)	(15,954)	30,159

Asset impairment charge	679	9,202	9,881	—	—	9,881
Restructuring and related charges (1)	2,250	2,714	4,964	—	4,872	9,836
Transaction costs (2)	1,597	516	2,113	—	213	2,326
Equity in net (gain) loss of investees	—	(80)	(80)	4,106	—	4,026
Loss on sale of business	—	669	669	—	—	669
Gain on remeasurement of cost method
investment	—	—	—	—	(6,577)	(6,577)
Loss (gain) on foreign currency transactions	—	(807)	(807)	—	—	(807)
Litigation income (3)	—	—	—	—	(218)	(218)
Other (4)	—	2,438	2,438	—	—	2,438

Adjusted EBITDA	$61,314	$8,083	$69,397	$—	$(17,664)	$51,733

(1) Restructuring and related charges include redundancy program costs of $2,362 and property related costs of $352 for WD Services, value enhancement initiative implementation costs of $2,250 for NET Services and organizational consolidation costs of $4,872 within Corporate and Other.
(2) Transaction costs related to the acquisition of Circulation by NET Services and the agreement to sell Ingeus' French operations.
(3) Resolution of accruals related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's quarterly report on Form 10-Q.
(4) During Q3 2018, WD Services reached an agreement with the Saudi Arabian authorities to settle certain outstanding receivables arising prior to a change in the Saudi government's billing system, at a discount, recording a write-down of $1,804. $749 related to a prior period tax assessment in Korea.         --more--

Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$987,662	$229,332	$1,216,994	$—	$—	$1,216,994

Operating expenses:
Service expense	927,082	199,665	1,126,747	—	(2,269)	1,124,478
General and administrative expense	8,879	20,944	29,823	—	23,882	53,705
Asset impairment charge	—	—	—	—	—	—
Depreciation and amortization	9,763	9,695	19,458	—	258	19,716
Total operating expenses	945,724	230,304	1,176,028	—	21,871	1,197,899

Operating income (loss)	41,938	(972)	40,966	—	(21,871)	19,095

Other expenses:
Interest expense, net	49	958	1,007	—	(24)	983
Equity in net (gain) loss of investees	—	1,419	1,419	(428)	—	991
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Loss (gain) on foreign currency
transactions	—	600	600	—	—	600
Income (loss) from continuing
operations, before income tax	41,889	8,657	50,546	428	(21,847)	29,127
Provision (benefit) for income taxes	16,222	(450)	15,772	161	(7,542)	8,391
Income (loss) from continuing operations, net of taxes	25,667	9,107	34,774	267	(14,305)	20,736

Interest expense, net	49	958	1,007	—	(24)	983
Provision (benefit) for income taxes	16,222	(450)	15,772	161	(7,542)	8,391
Depreciation and amortization	9,763	9,695	19,458	—	258	19,716

EBITDA	51,701	19,310	71,011	428	(21,613)	49,826

Restructuring and related charges (1)	4,914	2,047	6,961	—	—	6,961
Transaction costs	—	—	—	—	120	120
Equity in net (gain) loss of investees	—	1,419	1,419	(428)	—	991
Gain on sale of equity investment	—	(12,606)	(12,606)	—	—	(12,606)
Loss (gain) on foreign currency transactions	—	600	600	—	—	600
Litigation expense (2)	—	—	—	—	304	304

Adjusted EBITDA	$56,615	$10,770	$67,385	$—	$(21,189)	$46,196
(1) Restructuring and related charges include redundancy program costs of $1,117, other severance costs of $182 and value enhancement implementation costs of $748 within WD Services and $214 of former CEO departure costs and value enhancement implementation initiative costs of $4,700 for NET Services.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's quarterly report on Form 10-Q.
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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Three months ended September 30, 2018
	Matrix Investment	Mission Providence	Other	Total
Revenue	$70,522	$—	$716	$71,238
Operating expense (2)	59,472	—	651	60,123
Depreciation and amortization	9,558	—	10	9,568
Operating income (loss)	1,492	—	55	1,547

Other expense (income)	—	—	(12)	(12)
Interest expense	6,193	—	—	6,193
Provision (benefit) for income taxes	(350)	—	9	(341)
Net income (loss)	(4,351)	—	58	(4,293)

Interest	43.6%	—%	50.0%	N/A
Net income (loss) - Equity Investment	(1,897)	—	29	(1,868)
Management fee and other (3)	310	—	—	310
Equity in net gain (loss) of investee	$(1,587)	$—	$29	$(1,558)

Net Debt (4)	304,865

	Three months ended September 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$58,639	$10,244	$566	$69,449
Operating expense (2)	47,011	9,741	494	57,246
Depreciation and amortization	8,469	1,102	6	9,577
Operating income (loss)	3,159	(599)	66	2,626

Other expense (income)	—	10	(12)	(2)
Interest expense	3,741	42	—	3,783
Provision (benefit) for income taxes	(45)	—	20	(25)
Net income (loss)	(537)	(651)	58	(1,130)

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(250)	(488)	29	(709)
Management fee and other (5)	249	—	—	249
Equity in net gain (loss) of investee	$(1)	$(488)	$29	$(460)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $286 plus Providence share-based compensation benefit of $24.
(4) Represents cash of $24,310 and debt of $329,175 on Matrix's standalone balance sheet as of September 30, 2018.
(5) Includes amounts relating to management fees due from Matrix to Providence of $259 less Providence share-based compensation expense of $10.

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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Nine months ended September 30, 2018
	Matrix Investment	Mission Providence	Other	Total
Revenue	$216,361	$—	$2,594	$218,955
Operating expense (2)	183,062	—	2,399	185,461
Depreciation and amortization	27,969	—	28	27,997
Operating income (loss)	5,330	—	167	5,497

Other expense (income)	—	—	(36)	(36)
Interest expense (5)	22,475	—	—	22,475
Provision (benefit) for income taxes	(3,409)	—	43	(3,366)
Net income (loss)	(13,736)	—	160	(13,576)

Interest	43.6%	—%	50.0%	N/A
Net income (loss) - Equity Investment	(6,012)	—	80	(5,932)
Management fee and other (3)	1,906	—	—	1,906
Equity in net gain (loss) of investee	$(4,106)	$—	$80	$(4,026)

	Nine months ended September 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$175,346	$30,125	$1,494	$206,965
Operating expense (2)	140,608	28,739	1,428	170,775
Depreciation and amortization	24,629	3,150	15	27,794
Operating income (loss)	10,109	(1,764)	51	8,396

Other expense (income)	—	18	(34)	(16)
Interest expense	11,005	150	—	11,155
Provision (benefit) for income taxes	(121)	1	21	(99)
Net income (loss)	(775)	(1,933)	64	(2,644)

Interest	46.6%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(362)	(1,451)	32	(1,781)
Management fee and other (4)	790	—	—	790
Equity in net gain (loss) of investee	$428	$(1,451)	$32	$(991)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $2,043 less Providence share-based compensation expense of $137.
(4) Includes amounts relating to management fees due from Matrix to Providence of $840 less Providence share-based compensation expense of $50.
(5) Includes $6.0 million of expense related to the acceleration of deferred financing fees upon debt refinancing.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)(2)(5)
(in thousands) (Unaudited)

	Three months ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$70,522	$58,639	$216,361	$175,346
Operating expense (3)	59,472	47,011	183,062	140,608
Depreciation and amortization	9,558	8,469	27,969	24,629
Operating income (loss)	1,492	3,159	5,330	10,109

Interest expense	6,193	3,741	22,475	11,005
Provision (benefit) for income taxes	(350)	(45)	(3,409)	(121)
Net income	(4,351)	(537)	(13,736)	(775)

Depreciation and amortization	9,558	8,469	27,969	24,629
Interest expense	6,193	3,741	22,475	11,005
Provision (benefit) for income taxes	(350)	(45)	(3,409)	(121)
EBITDA	11,050	11,628	33,299	34,738
Matrix management transaction bonuses	—	—	—	2,667
Management fees (4)	583	561	4,337	1,802
Acquisition costs	95	—	2,341	—
Integration costs	1,931	—	4,293	—
Transaction costs	—	1	6	851
Adjusted EBITDA	$13,659	$12,190	$44,276	$40,058

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Providence accounts for its proportionate share of Matrix's results using the equity method.
(3) Excludes depreciation and amortization.
(4) Management fees in the first nine months of 2018 include fees earned in association with the acquisition of HealthFair.
(5) 2018 includes the results of HealthFair since the date of acquisition on February 16, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Income from continuing operations, net of tax	$6,789	$14,964	$1,169	$20,736
Net loss (income) attributable to noncontrolling interests	(177)	(95)	(285)	(295)

Asset impairment charge (1)	—	—	9,881	—
Restructuring and related charges (2)	3,194	2,706	10,129	6,961
Transaction costs (3)	1,672	120	2,326	120
Equity in net (gain) loss of investees	1,558	460	4,026	991
Loss on sale of business	669	—	669	—
Gain on sale of equity investment	—	(12,606)	—	(12,606)
Gain on remeasurement of cost method investment	(6,577)	—	(6,577)	—
Loss (gain) on foreign currency transactions	(178)	200	(807)	600
Intangible amortization expense	1,988	1,990	6,100	5,914
Litigation (income) expense, net (4)	(17)	18	(218)	304
Other (5)	2,438	—	2,438	—
Impact of adjustments on noncontrolling interests	15	9	(103)	(14)
Tax effected impact of adjustments	(858)	(1,536)	(4,178)	(3,774)

Adjusted Net Income	10,516	6,230	24,570	18,937

Dividends on convertible preferred stock	(1,113)	(1,114)	(3,308)	(3,305)
Income allocated to participating securities	(1,271)	(660)	(2,856)	(2,015)

Adjusted Net Income available to common stockholders	$8,132	$4,456	$18,406	$13,617

Adjusted EPS	$0.63	$0.33	$1.41	$1.00

Diluted weighted-average number of common shares outstanding	12,927,122	13,655,554	13,069,140	13,676,468

(1) Asset impairment charge of $9,202 related to the agreement to sell Ingeus French operations and $679 related to an IT software component in NET Services.
(2) Restructuring and related charges are comprised of employee separation costs, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative and costs related to the consolidation of the holding company activities into LogistiCare including $291 of accelerated depreciation related to corporate property, plant & equipment for the nine months ended September 30, 2018. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.
(3) Transaction costs related to the acquisition of Circulation, Inc. in NET Services and the agreement to sell Ingeus' French operations.
(4) Income or expense related to defense cost and final settlement for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.
(5) During Q3 2018, WD Services reached an agreement with the Saudi Arabian authorities to settle certain outstanding receivables arising prior to a change in the Saudi government's billing system, at a discount, recording a write-down of $1,804. $749 related to a prior period tax assessment in Korea.

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Providence Service Corporation

The Providence Service Corporation
Segment-Level Impact of ASC 606 Adoption
(in thousand) (Unaudited)

The following table summarizes the impact that the adoption of ASC 606, Revenue from Contracts with Customers, had on the Company's results for the three and nine months ended September 30, 2018:

		Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (1)
Segment	Caption	Historical US GAAP	ASC 606 Adjustment	As Reported	As Reported
NET Services (2)	Revenue	$347,536	$(3,765)	$343,771	$324,824
	Adjusted EBITDA	20,863	—	20,863	19,676

WD Services (3)	Revenue	75,407	2,141	77,548	84,693
	Adjusted EBITDA	3,320	427	3,747	4,633

Corporate and Other	Revenue	—	—	—	—
	Adjusted EBITDA	(3,961)	—	(3,961)	(8,609)

Total Continuing Operations	Revenue	$422,943	$(1,624)	$421,319	$409,517
	Adjusted EBITDA	20,222	427	20,649	15,700
		4.8%		4.9%	3.8%

		Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (1)
Segment	Caption	Historical US GAAP	ASC 606 Adjustment	As Reported	As Reported
NET Services (2)	Revenue	$1,035,369	$(11,166)	$1,024,203	$987,662
	Adjusted EBITDA	61,314	—	61,314	56,615

WD Services (3)	Revenue	218,980	(4,024)	214,956	229,332
	Adjusted EBITDA	11,245	(3,162)	8,083	10,770

Corporate and Other	Revenue	—	—	—	—
	Adjusted EBITDA	(17,664)	—	(17,664)	(21,189)

Total Continuing Operations	Revenue	$1,254,349	$(15,190)	$1,239,159	$1,216,994
	Adjusted EBITDA	54,895	(3,162)	51,733	46,196
		4.4%		4.2%	3.8%
(1) The company adopted ASC 606 using the modified retrospective method resulting in an opening retained earnings adjustment of $5,710, primarily related to the acceleration of revenue for the UK Work Program. Prior periods are not adjusted for the new revenue standard.
(2) NET Services 2018 revenue was impacted by a change to recognize revenue for one contract on a net basis. There is no margin impact for this adjustment.
(3) WD Services 2018 revenue was primarily impacted by the acceleration of revenue under the UK Work Programme, including the amount of revenue captured in the opening balance sheet adjustment, as well as the deferral of revenue for the Youth Services program which will be recognized as the courses are delivered in the summer and fall of 2018. Adjustment is also made for direct costs associated with the revenue adjustments. ###